EXHIBIT 99.1
ParkOhio Announces Increased Revenues and Earnings in the Second Quarter
CLEVELAND, OHIO, August 8, 2013 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its second quarter and six-months ended June 30, 2013.
SECOND QUARTER RESULTS
Net sales were $309.4 million for the second quarter of 2013, an increase of $0.6 million from net sales of $308.8 million for the second quarter of 2012. ParkOhio reported net income of $12.0 million, or $0.98 per diluted share, for the second quarter of 2013. This compared to net income of $4.4 million, or $0.37 per diluted share, for the second quarter of 2012, which included the impact of a $13.0 million pre-tax litigation settlement charge, or $0.69 per diluted share.
YEAR-TO-DATE RESULTS
Net sales were $594.5 million for the first six months of 2013, an increase of $22.6 million or 4.0% from net sales of $571.9 million in the first six months of 2012. ParkOhio reported net income of $22.3 million, or $1.85 per diluted share, for the first six months of 2013. This compared to net income of $13.4 million, or $1.11 per diluted share, for the first six months of 2012, which included the impact of a $13.0 million pre-tax litigation settlement charge, or $0.69 per diluted share.
“ParkOhio continues to pursue previously announced 2013 financial goals. The diversity of ParkOhio's business model, servicing world class industrial companies, has provided many opportunities for future success,” stated Edward F. Crawford, Chairman and Chief Executive Officer.
A conference call reviewing ParkOhio’s second quarter results will be broadcast live over the Internet on Friday, August 9, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.
ParkOhio is a leading provider of supply management services and a manufacturer of highly-engineered products. Headquartered in Cleveland, Ohio, the Company operates 38 manufacturing sites and 44 supply chain logistics facilities.

-more-

This news release contains forward-looking statements, including statements regarding future performance of the Company that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including the uncertainties related to the current global financial crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which could be lower due to the effects of the recent financial crises; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; and the other factors we describe under the “Item 1A. Risk Factors” included in the Company’s annual report on Form 10-K for the year ended December 31, 2012. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In millions, except earnings per share data)
Net sales	$309.4	$308.8	$594.5	$571.9
Cost of sales	251.3	252.9	484.5	467.1
Gross profit	58.1	55.9	110.0	104.8
Selling, general and administrative expenses	33.3	29.5	62.6	58.3
Settlement of litigation	—	13.0	—	13.0
Operating income	24.8	13.4	47.4	33.5
Interest expense	6.6	6.6	13.1	13.3
Income before income taxes	18.2	6.8	34.3	20.2
Income tax expense	6.2	2.4	12.0	6.8
Net income	$12.0	$4.4	$22.3	$13.4
Earnings per common share:
Basic	$1.01	$0.37	$1.88	$1.13
Diluted	$0.98	$0.37	$1.85	$1.11
Common shares used in the computation:
Basic	11.9	11.9	11.8	11.9
Diluted	12.2	12.1	12.1	12.1
Other financial data:
EBITDA, as defined	$31.0	$20.4	$59.6	$44.6

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

EBITDA, as defined, reflects earnings before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company's Revolving Credit Agreement. EBITDA is not a measure of performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement and because EBITDA is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In millions)
Net income	$12.0	$4.4	$22.3	$13.4
Add back:
Interest expense	6.6	6.6	13.1	13.3
Income tax expense	6.2	2.4	12.0	6.8
Depreciation and amortization	4.9	4.8	9.5	8.3
Share-based compensation	1.0	0.6	2.4	1.2
Miscellaneous	0.3	1.6	0.3	1.6
EBITDA, as defined	$31.0	$20.4	$59.6	$44.6

CONDENSED CONSOLIDATED BALANCE SHEETS
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	(Unaudited)
	June 30, 2013	December 31, 2012
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$56.2	$44.4
Accounts receivable, net	172.4	161.3
Inventories, net	217.4	215.6
Deferred tax assets	19.8	19.8
Unbilled contract revenue	3.4	1.4
Other current assets	22.0	21.5
Total current assets	491.2	464.0
Net property, plant and equipment	110.2	100.4
Goodwill and other intangible assets, net	107.6	99.3
Other long-term assets	63.3	62.9
Total assets	$772.3	$726.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$118.3	$102.1
Accrued expenses	77.5	83.3
Current portion of long-term debt	4.3	4.4
Current portion of other postretirement benefits	1.9	1.9
Total current liabilities	202.0	191.7
Long-term liabilities, less current portion:
Senior Notes	250.0	250.0
Credit facility	134.7	120.6
Other long-term debt	3.5	3.6
Deferred tax liability	32.1	31.5
Other postretirement benefits and other long-term liabilities	27.5	27.4
Total long-term liabilities	447.8	433.1
Shareholders' equity	122.5	101.8
Total liabilities and shareholders’ equity	$772.3	$726.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	Six Months Ended
	June 30,
	2013	2012
	(In millions)
OPERATING ACTIVITIES
Net income	$22.3	$13.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9.5	8.3
Debt extinguishment costs	—	0.3
Share-based compensation	2.4	1.2
Changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	(5.8)	(12.6)
Inventories and other current assets	(3.3)	(10.0)
Accounts payable and accrued expenses	6.6	20.8
Other	2.1	(2.3)
Net cash provided by operating activities	33.8	19.1
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(16.0)	(6.9)
Proceeds from sale and leaseback transactions	3.1	—
Business acquisitions, net of cash acquired	(20.8)	(96.7)
Net cash used by investing activities	(33.7)	(103.6)
FINANCING ACTIVITIES
Proceeds from term loans and other debt	—	25.0
Payments on term loans and other debt	(2.0)	(1.6)
Proceeds from (payments on) revolving credit facility, net	15.9	27.3
Bank debt issue costs	—	(0.9)
Issuance of common stock under stock option plan	0.2	1.1
Purchase of treasury stock	(1.5)	(1.0)
Net cash provided by financing activities	12.6	49.9
Effect of exchange rate changes on cash	(0.9)	—
Increase (decrease) in cash and cash equivalents	11.8	(34.6)
Cash and cash equivalents at beginning of period	44.4	78.0
Cash and cash equivalents at end of period	$56.2	$43.4
Income taxes paid	$14.2	$3.6
Interest paid	$12.3	$11.7

BUSINESS SEGMENT INFORMATION (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In millions)
NET SALES
Supply Technologies	$123.6	$131.5	$237.5	$264.2
Assembly Components	105.6	91.4	197.8	136.0
Engineered Products	80.2	85.9	159.2	171.7
	$309.4	$308.8	$594.5	$571.9
INCOME BEFORE INCOME TAXES
Supply Technologies	$9.1	$9.7	$17.9	$19.6
Assembly Components	10.8	7.2	17.6	8.3
Engineered Products	10.4	14.3	22.7	28.5
Total segment operating income	30.3	31.2	58.2	56.4
Corporate costs	(5.5)	(4.8)	(10.8)	(9.9)
Settlement of litigation	—	(13.0)	—	(13.0)
Interest expense	(6.6)	(6.6)	(13.1)	(13.3)
Income before income taxes	$18.2	$6.8	$34.3	$20.2

Note A—On April 26, 2013, we completed the acquisition of substantially all of the assets of Bates Acquisition, LLC and Bates Real Estate Acquisition, LLC (collectively, “Bates”). Bates is a manufacturer of extruded, formed and molded products including air/fluid transfer hoses and assemblies, emission management subsystems, thermoplastic hose and molded components and gaskets for transportation and industrial applications. Bates is included in the Assembly Components segment.